Exhibit 99.1
PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
October 20, 2025	(804) 217-5897

DYNEX CAPITAL, INC. ANNOUNCES
THIRD QUARTER 2025 RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (the "Company") (NYSE: DX) reported its third quarter 2025 financial results today. Management will host a call today at 10:00 a.m. Eastern Time to discuss the results and business outlook. Details to access the call can be found below under "Earnings Conference Call."
Third Quarter Financial Performance and Other Highlights
•Total economic return of $1.23 per common share, or 10.3% of beginning book value, comprised of an increase in book value of $0.72 per common share and dividends declared of $0.51 per common share
•Book value per common share of $12.67 as of September 30, 2025
•Comprehensive income of $1.20 per common share and net income of $1.09 per common share
•Raised equity capital of $254 million, net of issuance costs, through at-the-market ("ATM") common stock issuances
•Purchased $2.4 billion in Agency RMBS and $464 million in Agency CMBS
•Liquidity of over $1 billion as of September 30, 2025
•Leverage including to-be-announced ("TBA") securities at cost was 7.5 times shareholders' equity as of September 30, 2025
Management Remarks
"In the third quarter, we continued to execute on our strategy of raising and deploying capital. The results this quarter reflect our opportunistic positioning, expert risk management and the opportunity in a leveraged Agency mortgage-backed securities portfolio. We continue to invest in highly liquid, transparent, and readily valued securities while maintaining a focus on effective risk management and a disciplined investment process," said Smriti Laxman Popenoe, Co-Chief Executive Officer and President.
Earnings Conference Call
As previously announced, the Company's conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone by dialing 1-888-330-2022 for North America or 1-646-960-0690 for International and providing the conference ID 1957092 or by live audio webcast by clicking the "Webcast" button on the Investors page of the Company's website (www.dynexcapital.com), which includes a slide presentation. To listen to the live conference call via telephone, please dial in at least 10 minutes before the call begins. An archive of the webcast will be available on the Company's website approximately 2 hours after the live call ends.

Consolidated Balance Sheets (unaudited)
($s in thousands except per share data)	September 30, 2025	June 30, 2025
ASSETS
Cash and cash equivalents	$490,989	$387,520
Cash collateral posted to counterparties	332,818	318,317
Mortgage-backed securities (including pledged of $12,382,611 and $9,066,756, respectively)	13,230,145	10,510,006
Due from counterparties	25,255	12,349
Derivative assets	14,100	31,816
Accrued interest receivable	55,931	43,309
Other assets, net	9,456	7,948
Total assets	$14,158,694	$11,311,265

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$11,753,522	$8,600,143
Due to counterparties	270,719	976,506
Derivative liabilities	4,635	31
Cash collateral posted by counterparties	18,424	29,323
Accrued interest payable	110,517	60,855
Accrued dividends payable	30,688	26,125
Other liabilities	12,641	8,289
Total liabilities	12,201,146	9,701,272

Shareholders’ equity:
Preferred stock	$107,843	$107,843
Common stock	1,457	1,253
Additional paid-in capital	2,524,286	2,268,143
Accumulated other comprehensive loss	(134,069)	(149,035)
Accumulated deficit	(541,969)	(618,211)
Total shareholders' equity	1,957,548	1,609,993
Total liabilities and shareholders’ equity	$14,158,694	$11,311,265

Preferred stock aggregate liquidation preference	$111,500	$111,500
Book value per common share	$12.67	$11.95
Common shares outstanding	145,714,136	125,358,375

Consolidated Comprehensive Statements of Income (Loss) (unaudited)			Nine Months Ended
	Three Months Ended
($s in thousands except per share data)	September 30, 2025	June 30, 2025	September 30, 2025
INTEREST INCOME
Interest income	$149,679	$111,746	$356,484
Interest expense	(119,068)	(88,618)	(285,612)
Net interest income	30,611	23,128	70,872

OTHER GAINS (LOSSES)
Unrealized gain on investments, net	142,469	33,652	286,118
Loss on derivatives, net	(10,694)	(58,093)	(186,875)
Total other gains (losses), net	131,775	(24,441)	99,243

EXPENSES
General and administrative expenses	(11,464)	(11,913)	(35,140)
Other operating expense, net	(534)	(380)	(1,268)
Total operating expenses	(11,998)	(12,293)	(36,408)

Net income (loss)	150,388	(13,606)	133,707
Preferred stock dividends	(2,827)	(2,680)	(7,431)
Net income (loss) to common shareholders	$147,561	$(16,286)	$126,276

Other comprehensive income:
Unrealized gain on available-for-sale investments, net	14,966	4,064	38,420
Total other comprehensive income	14,966	4,064	38,420
Comprehensive income (loss) to common shareholders	$162,527	$(12,222)	$164,696

Weighted average common shares-basic	135,952,339	113,177,331	113,373,853
Weighted average common shares-diluted	136,927,985	113,177,331	114,202,402
Net income (loss) per common share-basic	$1.09	$(0.14)	$1.11
Net income (loss) per common share-diluted	$1.08	$(0.14)	$1.11
Dividends declared per common share	$0.51	$0.51	$1.49

Summary of Third Quarter 2025 Results
The Company's increase in book value of $0.72 per common share for the third quarter of 2025 was largely driven by asset appreciation resulting from the decline in the 10-year U.S. Treasury rate and the tightening of mortgage spreads to U.S. Treasuries. Asset appreciation also partially drove the decline in the Company's leverage during the third quarter. The Company's net interest income and net interest spread continued to improve as a result of higher yielding investments added to the portfolio while financing costs as a percentage of average borrowings have remained steady. Management anticipates continued improvement in the Company's financing rate during the fourth quarter of 2025 due to the Federal Open Market Committee's lowering of the targeted Federal Funds rate by 25 basis points in September of 2025. The Company continues to raise capital through its ATM program.
The following table summarizes the changes in the Company's financial position during the third quarter of 2025:

($s in thousands except per share data)	Net Changes in Fair Value	Components of Comprehensive Income	Common Equity Rollforward
Balance as of June 30, 2025 (1)			$1,498,493
Net interest income		$30,611
Net periodic interest from interest rate swaps		14,265
Operating expenses		(11,998)
Preferred stock dividends		(2,827)
Changes in fair value:
MBS and other	$157,435
TBAs	27,571
U.S. Treasury futures	(20,423)
Options on U.S. Treasury futures	(508)
Interest rate swaps	(30,320)
Interest rate swaptions	(1,279)
Total net change in fair value		132,476
Comprehensive income to common shareholders			162,527
Capital transactions:
Net proceeds from stock issuance (2)			256,347
Common dividends declared			(71,319)
Balance as of September 30, 2025 (1)			$1,846,048
(1)Amounts represent total shareholders' equity less the aggregate liquidation preference of the Company's preferred stock of $111,500.
(2)Net proceeds from common stock issuances include approximately $254 million from ATM issuances and approximately $2 million from amortization of share-based compensation, net of grants.

Investment Portfolio and Financing
The following table provides detail on the Company's MBS investments, including TBA securities, as of the periods indicated:

	September 30, 2025			June 30, 2025
($ in thousands)	Amortized Cost/Implied Cost Basis	Fair Value	Unrealized Gain (Loss)	Amortized Cost/Implied Cost Basis	Fair Value	Unrealized Gain (Loss)
Fixed rate Agency RMBS:
2.0% coupon	$626,357	$505,258	$(121,099)	$639,437	$506,027	$(133,410)
2.5% coupon	546,065	451,782	(94,283)	561,012	455,838	(105,174)
4.0% coupon	300,076	286,028	(14,048)	309,469	291,063	(18,406)
4.5% coupon (1)	1,749,387	1,764,268	14,881	1,766,385	1,755,138	(11,247)
5.0% coupon	3,402,253	3,464,184	61,931	2,814,838	2,831,069	16,231
5.5% coupon	5,153,380	5,220,402	67,022	3,787,911	3,801,864	13,953
6.0% coupon	505,328	511,272	5,944	292,046	295,837	3,791
TBA 4.0%	1,183,947	1,184,816	869	1,178,398	1,192,572	14,174
TBA 4.5% (2)	833,230	834,619	1,389	849,450	858,382	8,932
TBA 5.0%	252,163	251,912	(251)	900,205	903,920	3,715
TBA 5.5%	251,709	251,953	244	723,974	727,943	3,969
Total Agency RMBS	$14,803,895	$14,726,494	$(77,401)	$13,823,125	$13,619,653	$(203,472)

Agency CMBS	$929,273	$933,839	$4,566	$470,882	$472,426	$1,544
CMBS IO	94,227	93,112	(1,115)	101,670	100,746	(924)
Total	$15,827,395	$15,753,445	$(73,950)	$14,395,677	$14,192,825	$(202,852)
(1) Includes a par value of $9 million of 4.5% 15-year Agency RMBS at September 30, 2025.
(2) Includes notional of $690 million and $700 million of 4.5% 15-year TBA securities at September 30, 2025 and June 30, 2025, respectively.
The following table provides detail on the Company's repurchase agreement borrowings outstanding as of the dates indicated:

	September 30, 2025			June 30, 2025
Remaining Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity	Balance	Weighted Average Rate	WAVG Original Term to Maturity
($s in thousands)
Less than 30 days	$7,845,206	4.44%	86	$7,037,298	4.49%	67
30 to 90 days	3,130,470	4.44%	117	—	—%	—
91 to 180 days	777,846	4.42%	177	1,562,845	4.37%	184
Total	$11,753,522	4.44%	100	$8,600,143	4.47%	88

The following table provides details on the performance of the Company's MBS, repurchase agreement financing, and interest rate swaps for the third quarter of 2025 compared to the prior quarter:

	Three Months Ended
	September 30, 2025			June 30, 2025
($s in thousands)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Financing Cost(3)(4)	Interest Income/Expense	Average Balance (1)(2)	Effective Yield/ Financing Cost(3)(4)
Agency RMBS	$136,921	$11,137,193	4.92%	$102,738	$8,663,590	4.74%
Agency CMBS	5,380	488,441	4.32%	1,945	189,815	4.05%
CMBS IO(5)	1,740	97,693	7.02%	2,612	105,162	9.62%
Other investments	16	841	3.84%	12	940	4.40%
Subtotal	144,057	11,724,168	4.91%	107,307	8,959,507	4.79%
Cash equivalents	5,622			4,439
Total interest income	$149,679			$111,746

Repurchase agreement financing	(119,068)	10,468,568	(4.45)%	(88,618)	7,871,627	(4.45)%
Net interest income/net interest spread	$30,611		0.46%	$23,128		0.33%

Net periodic interest from interest rate swaps	14,265		0.54%	12,349		0.63%
Economic net interest income (6)	$44,876		1.00%	$35,477		0.96%
*Table Note: Data may not foot due to rounding.
(1)Average balance for assets is calculated as a simple average of the daily amortized cost and excludes securities pending settlement if applicable.
(2)Average balance for liabilities is calculated as a simple average of the daily borrowings outstanding during the period.
(3)Effective yield is calculated by dividing annualized interest income by the average balance of asset type outstanding during the reporting period. Unscheduled adjustments to premium/discount amortization/accretion, such as for prepayment compensation, are not annualized in this calculation.
(4)Financing cost is calculated by dividing annualized interest expense by the total average balance of borrowings outstanding during the period with an assumption of 360 days in a year.
(5)CMBS IO ("Interest only") includes Agency and non-Agency issued securities.
(6)Represents a non-GAAP measure. See "Non-GAAP Financial Measures" below for a reconciliation to the most comparable GAAP financial measure.

Hedging Portfolio
The following tables provide details on the Company's interest rate hedging portfolio as of the dates indicated:

	September 30, 2025		June 30, 2025
Derivative Type	Notional Amount Long (Short)	WAVG Fixed Pay Rate	Notional Amount Long (Short)	WAVG Fixed Pay Rate
($s in thousands)
5-year U.S. Treasury futures	$(30,000)	n/a	$—	n/a
10-year U.S. Treasury futures	(1,190,000)	n/a	(1,521,500)	n/a
30-year U.S. Treasury futures	(953,500)	n/a	(953,500)	n/a
	$(2,173,500)		$(2,475,000)

3-5 year interest rate swaps	$(1,550,000)	3.42%	$(1,275,000)	3.42%
5-7 year interest rate swaps	(3,760,000)	3.67%	(3,760,000)	3.67%
7-10 year interest rate swaps	(2,550,000)	3.90%	(1,875,000)	3.93%
10-15 year interest rate swaps	—	—%	(250,000)	3.73%
	$(7,860,000)		$(7,160,000)

	September 30, 2025		June 30, 2025
($s in thousands)	Notional Amount	Average Fixed Receive Rate	Notional Amount	Average Fixed Receive Rate
1-2 year interest rate swaption	$750,000	3.25%	$500,000	3.25%
3-month options on U.S. Treasury futures	1,000,000	n/a	—	n/a

The following table provides detail on the Company's "gain (loss) on derivatives, net" recognized in the Company's consolidated statements of comprehensive income (loss) during the periods indicated:

	Three Months Ended
	September 30, 2025	June 30, 2025
Unrealized gain (loss):
TBA securities	$(28,541)	$28,622
U.S. Treasury futures	41,174	(51,950)
Options on U.S. Treasury futures	(508)	—
Interest rate swaps	(30,320)	(84,552)
Interest rate swaptions	(1,279)	182
	(19,474)	(107,698)
Realized gain (loss) upon settlement, maturity or termination:
TBA securities	56,112	(21,014)
U.S. Treasury futures	(61,597)	58,270
Interest rate swaps	—	—
	(5,485)	37,256
Net periodic interest:
Interest rate swaps	14,265	12,349
Loss on derivatives, net	$(10,694)	$(58,093)

The Company typically designates certain of its interest rate derivatives as hedges for tax purposes. Gains and losses realized upon maturity or termination of derivatives designated as hedges for tax purposes are amortized into the Company's REIT taxable income over the original periods hedged by those derivatives. These hedge gains are not included in the Company's current or future earnings available for distribution ("EAD"), a non-GAAP measure, but will be part of the Company's future distribution requirements. The table below provides the projected amortization of the Company's net deferred tax hedge gains that may be recognized as taxable income over the periods indicated, given conditions known as of September 30, 2025; however, uncertainty inherent in the forward interest rate curve makes future realized gains and losses difficult to estimate, and as such, these projections are subject to change for any given period.

Projected Period of Recognition for Tax Hedge Gains, Net	September 30, 2025
($ in thousands)
Fiscal year 2025	$99,310
Fiscal year 2026	97,916
Fiscal year 2027	93,327
Fiscal year 2028 and thereafter	396,988
$687,541

Non-GAAP Financial Measures
In evaluating the Company’s financial and operating performance, management considers book value per common share, total economic return to common shareholders, and other operating results presented in accordance with GAAP as well as certain non-GAAP financial measures, which include earnings available for distribution (“EAD”) to common shareholders (including per common share) and economic net interest income (and the related metric economic net interest spread). Management believes these non-GAAP financial measures may be useful to investors because they are viewed by management as a measure of the investment portfolio’s return based on the effective yield of its investments, net of financing costs and, with respect to EAD, net of other normal recurring operating income/expenses.
Drop income/loss generated by TBA dollar roll positions, which is included in "gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, is included in EAD because management views drop income/loss as the economic equivalent of net interest income on the underlying Agency security from trade date to settlement date. However, drop income/loss does not represent the total realized gain/loss from the Company’s TBA securities.
Management also includes net periodic interest from its interest rate swaps, which is included in "gain (loss) on derivatives instruments, net", in each of these non-GAAP measures because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including net periodic interest from interest rate swaps is a helpful indicator of the Company’s total financing cost in addition to GAAP interest expense.
Non-GAAP financial measures are not a substitute for GAAP earnings and may not be comparable to similarly titled measures of other REITs because they may not be calculated in the same manner. Furthermore, though EAD is one of several factors our management considers in determining the appropriate level of distributions to common shareholders, it should not be utilized in isolation, and it is not an accurate indication of the Company’s REIT taxable income or its distribution and dividend requirements in accordance with the Internal Revenue Code.
Reconciliations of each non-GAAP measure to certain GAAP financial measures are provided below.

	Three Months Ended
($s in thousands except per share data)	September 30, 2025	June 30, 2025
Comprehensive income (loss) to common shareholders (GAAP)	$162,527	$(12,222)
Less:
Change in fair value of investments, net (1)	(157,435)	(37,716)
Change in fair value of derivative instruments, net (2)	28,507	75,200
EAD to common shareholders (non-GAAP)	$33,599	$25,262

Weighted average common shares	135,952,339	113,177,331
EAD per common share (non-GAAP)	$0.25	$0.22

Net interest income (GAAP)	$30,611	$23,128
Net periodic interest from interest rate swaps	14,265	12,349
Economic net interest income	44,876	35,477
TBA drop income (3)	3,548	4,758
Operating expenses	(11,998)	(12,293)
Preferred stock dividends	(2,827)	(2,680)
EAD to common shareholders (non-GAAP)	$33,599	$25,262

Net interest spread (GAAP)	0.46%	0.33%
Net periodic interest as a percentage of average repurchase borrowings	0.54%	0.63%
Economic net interest spread (non-GAAP)	1.00%	0.96%

(1)Amount includes realized and unrealized gains and losses from the Company's MBS.
(2)Amount includes unrealized gains and losses from changes in fair value of derivatives (including TBAs accounted for as derivative instruments) and realized gains and losses on terminated derivatives and excludes TBA drop income and net periodic interest from interest rate swaps.
(3)TBA drop income/loss is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," "will," "continue" and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release, including statements made in Ms. Popenoe's quote, may include, without limitation, statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, management's views on expected characteristics of future investment and macroeconomic environments, central bank strategies, prepayment rates and investment risks, future investment strategies, future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of the Company's investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, the Company's ability to find suitable investment opportunities; changes in domestic economic conditions; geopolitical events, such as terrorism, war, or other military conflict, including the war between Russia and Ukraine and the conflict in the Middle East and the related impacts on macroeconomic conditions as a result of such conflicts; tariffs that the U.S. imposes on trading partners or tariffs imposed on the U.S. from trading partners; global government policy changes and the ability or inability to react to rapidly changing global economic policies; changes in interest rates and credit spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance, particularly as it relates to cash flow, prepayment rates, and credit performance; the impact on markets and asset prices from changes in the Federal Reserve’s policies regarding purchases of Agency RMBS, Agency CMBS, and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies, including in particular China, Japan, the European Union, and the United Kingdom; uncertainty concerning the long-term fiscal health and stability of the United States; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy, or asset allocations; the quality of performance of third-party servicer providers, including the Company's sole third-party service provider for our critical operations and trade functions; the loss or unavailability of the Company’s third-party service provider’s service and technology that supports critical functions of the Company’s business related to the Company’s trading and borrowing activities due to outages, interruptions, or other failures; the level of defaults by borrowers on loans underlying MBS; changes in the Company’s industry; increased competition; changes in government regulations affecting the Company’s business; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets, or to reform the U.S. housing finance system including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Board of Governors of the Federal Reserve; the political environment in the U.S.; the effect of the U.S. federal government shutdown on economic conditions; systems failures or cybersecurity incidents; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and other reports filed with and furnished to the Securities and Exchange Commission.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law.

Company Description
Dynex Capital delivers value at the intersection of capital markets and housing finance, using our expertise to transform residential real estate into compelling long-term yields for our shareholders. We are committed to ethical stewardship of stakeholders' capital, expert risk management, disciplined capital allocation, and social responsibility. We generate dividend income and long-term total returns through the financing of real estate assets, and by doing so, support the growth and vitality of housing communities in the United States. Dynex Capital operates as a real estate investment trust (REIT) and is internally managed to maximize stakeholder alignment. Additional information is available at www.dynexcapital.com.

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